Exhibit 10.92

SBA COMMUNICATIONS CORPORATION
RESTRICTED STOCK UNIT AGREEMENT

This RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) is made by and between SBA Communications Corporation, a Florida corporation (the “Company”), and the participant (the “Participant”) specified on the Award Acceptance page (the “Award Acceptance Page”) of the Morgan Stanley StockPlan Connect equity plan administration system (the “System”), effective as of the award date (the “Award Date”) specified on the Award Acceptance Page. The information set forth on the Award Acceptance Page is hereafter collectively referred to as the “Notice of Award”.

WHEREAS, the Board of Directors (the “Board”) and shareholders of the Company previously adopted the SBA Communications Corporation 2010 Performance and Equity Incentive Plan (the “Plan”) (the terms of which are hereby incorporated by reference and made part of this Agreement).

WHEREAS, Section 5 of the Plan provides that the Committee shall have the discretion and right to award Restricted Stock Units to any Eligible Individual, subject to the terms and conditions of the Plan and any additional terms provided by the Committee.

WHEREAS, the Committee has determined that it would be to the advantage and best interest of the Company and its shareholders to award Restricted Stock Units as provided for herein to the Participant as an inducement to enter into or remain in the service of the Company and as an incentive for increased efforts during such service and has advised the Company thereof and instructed the appropriate officer of the Company to issue said Restricted Stock Units.

WHEREAS, the Participant desires to accept the award of Restricted Stock Units and agrees to be bound by the terms and conditions of the Plan and this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

Article I. DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary.  The masculine pronoun shall include the feminine and neuter, and the singular shall include the plural, where the context so indicates.  The Participant is directly employed by the Company, a Subsidiary or an Affiliate to provide services to the Company and its Subsidiaries.  Therefore, all references to the Company in the context of the Participant’s employer shall be deemed to be references to both the Company and its Subsidiaries. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Plan.

Section 1.1	Administrator

“Administrator” shall mean the officer designated, from time to time, by the Committee to serve as the Administrator and any agents of the Administrator.

Section 1.2	Cause

“Cause” shall mean (i) failure or refusal of the Participant to perform the duties and responsibilities that the Company requires to be performed by him, (ii) gross negligence or willful misconduct by the Participant in the performance of his duties, (iii) commission by the Participant of an act of dishonesty affecting the Company, or the commission of an act constituting common law fraud or a felony, (iv) the Participant’s commission of an act (other than the good faith exercise of his business judgment in the exercise of his responsibilities) resulting in material damages to the Company or (v) the Participant’s violation of any Company Agreement; provided, however, that if the Participant and the Company have entered into an employment agreement which defines “cause” for purposes of such agreement, “cause” shall be defined in accordance with such agreement. The Committee, in its sole and absolute discretion, shall determine whether a termination of employment or service is for Cause.

Section 1.3	Change in Control

“Change in Control” shall mean the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(a) any person or related group of persons (other than the Company or a person that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires Beneficial Ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities unless such acquisition is approved by the majority of the Board members in office immediately preceding such acquisition; or

(b) there is a change in the composition of the Board over a period of twenty four (24) consecutive months (or less) such that a majority of the Board members (rounded up to the nearest whole number) ceases to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were (x) still in office at the time such election or nomination was approved by the Board and (y) not initially (a) appointed or elected to office as a result of either an actual or threatened election and/or proxy contest by or on behalf of a Person other than the Board, or (b) designated by a Person who has entered into an agreement with the Company to effect a transaction described in (a) above or (c) or (d) below; or

(c) the consummation of a merger or consolidation of the Company with any other corporation (or other entity), other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 25% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control; or

(d) the consummation of a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an entity, more than fifty percent (50%) of the combined voting power of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(e) the complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets.

The term “Change in Control” shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing, if and to the extent necessary to comply with Section 409A of the Code, a “Change in Control” shall only be deemed to occur on the date of a “change in the ownership or effective control, or in the ownership of a substantial portion of the assets” of the Company, as determined under Treasury Regulation section 1.409A-3(i)(5).

Section 1.4	Class A Common Stock

“Class A Common Stock” shall mean the Class A Common Stock of SBA Communications Corporation, par value $0.01 per share.

Section 1.5	Company Agreements

“Company Agreements” shall mean, collectively, the Company’s Code of Ethics, Code of Conduct, Insider Trading Policy, Employee Confidentiality, Non-Competition, Anti-Solicitation and Invention Agreement, International Anti-Corruption Compliance Policy, or other policy of, or contractual obligation with, the Company to which the Participant is subject.

Section 1.6	Disability

“Disability” shall mean “permanent and total disability” within the meaning of Section 22(e)(3) of the Code.

Section 1.7	Exchange Act

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Section 1.8	Good Reason
(a) “Good Reason” shall mean the occurrence of any of the following events:

(i) The Officer Participant’s position, title, duties, and reporting responsibilities with the Company become less favorable in any material respect; provided, however, “Good Reason” shall not be deemed to occur under this clause (i) if the following three conditions are satisfied: (A) the diminution in the Officer Participant’s position, duties or reporting responsibilities is solely and directly a result of the Company no longer being a publicly-traded entity; (B) the event resulting in the Company no longer being a publicly-traded entity is a leveraged buyout, acquisition by a private equity fund and/or other similar “going private” transaction and is not as a result of the acquisition of the Company or the business of the Company and its Subsidiaries by another operating company or parent or subsidiary thereof; and (C) the Officer Participant continues to hold the same position and title with the Company and no other act or omission has then occurred that would constitute an event of Good Reason under this definition;

(ii) a reduction in the Officer Participant’s base salary or material benefits, other than an across-the-board reduction applicable to all other officers of the Company; or

(iii) the relocation, without the Officer Participant’s consent, of the Officer Participant’s principal place of business to a location that is more than sixty (60) miles from the Officer Participant’s primary business location.

(b) In order to constitute Good Reason, (i) the Officer Participant must provide written notification of his or her intention to resign within thirty (30) days after the Officer Participant knows, or has reason to know, of the occurrence of any event referred to in clauses (a)(i), (a)(ii) or (a)(iii) above, (ii) such event or condition is not corrected, in all material respects, by the Company within twenty (20) days of its receipt of such notice, and (iii) the Officer Participant resigns his or her employment with the Company or its applicable Subsidiary not more than thirty (30) days following the expiration of the 20-day period described in the foregoing clause (ii).

(c) Notwithstanding the foregoing, it shall not be an event of Good Reason under this Agreement for the Company (i) to adopt (or subsequently amend) one or more claw-back, mandatory deferral or other risk management policies related to the Company’s incentive compensation plans or arrangements, including without limitation the Company’s Executive Compensation Recoupment Policy, (ii) to adopt (or subsequently amend) stock ownership guidelines related to the Company’s Class A Common Stock or (iii) to subject the compensation payable to the Officer Participant under this Agreement to these policies or guidelines; provided that, except as otherwise required by law, such policies are generally applicable to the Company’s officers.

(d) The date of resignation for Good Reason shall be the date specified in a written notice of resignation from the Officer Participant to the Company; provided, however, that no such written notice shall be effective unless the cure period specified in clause (b) above has expired without the Company having corrected the event or events subject to cure.

(e) Notwithstanding the foregoing, if the Officer Participant and the Company have entered into an employment agreement which defines “good reason” for purposes of such agreement, “good reason” shall be defined in accordance with such agreement.

Section 1.9	Qualified Retirement

A “Qualified Retirement” shall occur if the Participant meets the following criteria at the time of his or her Termination of Employment:

(i) the Participant is Retirement Eligible; and

(ii) the Participant has provided the Company with notice of his or her intent to retire from employment with the Company, a Subsidiary or an Affiliate (x) at least six (6) months prior to the intended retirement date if the Participant is, at the time of notice, an Officer Participant (as that term is defined in Section 16.3(i) of the Plan) or (y) sixty (60) days prior to the intended retirement date for all other Participants;

provided, however, a Participant shall not be deemed to have had a Qualified Retirement unless, no later than 5 business days after the Participant’s Termination of Employment, the Participant agrees, in such manner as the Company may require, that the provisions of his/her Employee Confidentiality, Noncompetition and Invention Agreement for the Protection of Company Assets, if any, with the Company (or in the absence of such an agreement, provisions of a similar agreement to be entered into between the Participant and the Company not later than 5 business days after the Participant’s Termination of Employment, in such form as the Company may require) (collectively the “Restrictive Covenant Agreements”) shall apply until the latest Settlement Date for any Retirement Vesting Restricted Stock Units that become vested pursuant to Section 2.3(c).

Section 1.10	Retirement Eligible

“Retirement Eligible” shall mean the date that the Participant shall have met each of the following criteria:

(i) the Participant has attained age 55 and completed at least 5 Years of Service, and
(ii) the sum of the Participant’s age and Years of Service equals or exceeds 70.

For purposes of this definition, a “Year of Service” shall mean a period of 12 months, whether or not consecutive, during which the Participant has performed services as an employee of the Company, a Subsidiary or an Affiliate.

Section 1.11	Retirement Vesting Restricted Stock Units

“Retirement Vesting Restricted Stock Units” shall mean the Restricted Stock Units that become vested pursuant to Section 2.3(c).

Section 1.12	Securities Act

“Securities Act” shall mean the Securities Act of 1933, as amended.

Section 1.13	Settlement

“Settlement” or “Settled” shall mean the delivery to the Participant of either (i) a certificate evidencing the number of Shares underlying the designated Restricted Stock Units or (ii) an electronic issuance evidencing such Shares, which shall occur on the Settlement Date(s) calculated in accordance with Section 3.1.

Section 1.14	Termination of Employment

“Termination of Employment” shall mean the termination of the employment or other service of a Participant with the Company, a Subsidiary or an Affiliate, in each case with or without Cause, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement; but excluding, unless it is the express policy of the Company, a Subsidiary or an Affiliate, as the case may be, or the Committee otherwise provides, (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Company, or the Committee; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than three (3) months.  The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to a Termination of Employment, including, but not by way of limitation,  the question of whether a Termination of Employment resulted from a discharge for Cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment; provided, however, that, unless otherwise determined by the Committee in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.  If the Participant is not an employee of the Company or one of its Subsidiaries and provides other services to the Company or one of its Subsidiaries, the Committee shall be the sole judge of whether the Participant continues to render services to the Company or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated. Notwithstanding any other provision of this Agreement or of the Plan, the Company has an absolute and unrestricted right to terminate the Participant’s employment at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in writing.

Article II. AWARD OF RESTRICTED STOCK UNITS
Section 2.1	Award of Restricted Stock Units

Subject to the terms and conditions provided in this Agreement and the Plan, the Company hereby awards to the Participant a number of Restricted Stock Units as set forth in the Notice of Award as of the Award Date.  Each Restricted Stock Unit represents the right to receive one share of Class A Common Stock if the Restricted Stock Unit becomes vested and non-forfeitable in accordance with Sections 2.2 or 2.3 of this Agreement.

Section 2.2	Vesting

(a) Except as may be otherwise provided in Sections 2.3 and 3.4 of this Agreement, the vesting of the Participant’s rights and interest in the Restricted Stock Units shall be determined in accordance with this Section 2.2.  The Participant’s rights and interest in the Restricted Stock Units shall become vested and non-forfeitable in four (4) annual installments on each of the anniversaries of the Award Date in those amounts set forth in the Notice of Award.

(b) Except as may be otherwise provided in Section 2.3 of this Agreement, in the event of the Participant’s Termination of Employment for any reason other than death, Disability or a Qualified Retirement, any portion of the Restricted Stock Units that is not yet vested shall be forfeited immediately; provided, however, that in the event of a Termination of Employment other than for Cause, that the Committee, in its sole discretion, may waive the automatic forfeiture of any or all such Restricted Stock Units.

Section 2.3	Acceleration of Vesting
(a) Change in Control.

(i) If the Participant is employed by the Company, a Subsidiary or an Affiliate as of the date of the Change in Control,  but is not an Officer Participant (as such term is defined in Section 16.3(i) of the Plan), determined as of the Award Date, then in the event of a Change in Control, notwithstanding any vesting schedule provided for hereunder, any portion of the Restricted Stock Units that is not yet vested on the date such Change in Control is determined to have occurred shall become immediately vested; provided, however, that this acceleration of vesting shall not take place if the Restricted Stock Unit has been forfeited prior to the effective date of the Change in Control.

(ii) If the Participant is employed by the Company, a Subsidiary or an Affiliate as of the date of the Change in Control and is an Officer Participant, determined as of the Award Date, then if (A) a Change in Control has occurred and (B) the Officer Participant’s employment with the Company (or its successor) is terminated either by the Company (or its successor) without Cause or by the Officer Participant for Good Reason (x) within six months prior to the date on which such Change in Control occurs and it is reasonably demonstrated that such Termination of Employment by the Company without Cause or by the Officer Participant for Good Reason was in contemplation of a Change in Control, or (y) within twelve (12) months after the date of such Change in Control, then, notwithstanding any vesting schedule provided for hereunder, any portion of the Restricted Stock Units that is not yet vested on the date such Change in Control or such Termination of Employment is determined to have occurred shall become immediately vested; provided, however, that this acceleration of vesting shall not take place if the Restricted Stock Unit has been forfeited prior to the effective date of such Change in Control or such Termination of Employment.

(iii) If the Participant is not employed by the Company, a Subsidiary or an Affiliate as of the date of the Change in Control and the Participant’s Termination of Employment 7

was due to a Qualified Retirement, then in the event of a Change in Control after such Termination of Employment, notwithstanding any vesting schedule provided for hereunder, any portion of the Restricted Stock Units that is not yet vested on the date such Change in Control is determined to have occurred shall become immediately vested; provided, however, that this acceleration of vesting shall not take place if the Restricted Stock Unit has been forfeited prior to the effective date of the Change in Control.

(b) Death or Disability.  In the event of the Participant’s Termination of Employment due to death or Disability, notwithstanding any vesting schedule provided for hereunder, any portion of the Restricted Stock Units that is not yet vested shall become immediately vested.  In the event the Participant’s Termination of Employment results from a Qualified Retirement and the Participant dies prior to the completion of the vesting schedule provided in Section 2.2,  any portion of the Restricted Stock Units that had not yet vested shall become immediately vested.

(c) Qualified Retirement.

(i) Subject to the requirements set forth in Sections 2.3(c)(ii) and 3.2 of this Agreement, in the event that the Participant’s Termination of Employment occurs (A) as a result of a Qualified Retirement and (B) at least three months after the Award Date set forth in the Notice of Award relating to this Agreement,  then any Restricted Stock Units granted to the Participant pursuant to this Agreement that have not previously vested shall not be forfeited pursuant to Section 2.2(b) and instead, shall continue to remain subject to the vesting dates under Sections 2.2(a),  2.3(a) and 2.3(b) as if the Participant’s Termination of Employment had not occurred, as follows:

(A) If the Participant’s Termination of Employment occurs at least three months but less than twelve months after the Award Date, only a portion of the unvested Restricted Stock Units granted pursuant to this Agreement shall continue to remain subject to the vesting dates under the provisions referenced above, and that number shall be the product of (x) the number of Restricted Stock Units granted pursuant to this Agreement that have not yet vested multiplied by (y) the number of days that the Participant remained employed with the Company after the Award Date divided by 365 (or 366 in a leap year), rounded up to the nearest whole number, and any remaining unvested Restricted Stock Units shall be forfeited; and

(B) If the Participant’s Termination of Employment occurs at least twelve months after the Award Date, any portion of the Restricted Stock Units that is not yet vested shall continue to remain subject to the vesting dates under the provisions referenced above.

(ii) Notwithstanding the foregoing, (A) in the event that the Participant breaches any of the provisions of the Restrictive Covenant Agreements, the Company, in its discretion, may require that (1) any Retirement Vesting Restricted Stock Units that have not yet vested be immediately forfeited, (2) any Shares received upon the Settlement of any Retirement Vesting Restricted Stock Units be returned by the Participant immediately upon the written demand from the Company and/or (3) that the value realized by the Participant upon the disposition of any Shares received upon the Settlement of any Retirement Vesting Restricted Stock Units be returned by the Participant to the Company immediately upon the written demand from the Company, and (B) in the event that the Company determines after the Participant’s Termination of Employment that an event occurred prior to such Termination of Employment that would have permitted the Company to terminate the Participant’s employment for Cause, the Company, in its discretion, may require that any Retirement Vesting Restricted Stock Units that have not yet vested be immediately forfeited.

Article III.

SETTLEMENT OF RESTRICTED STOCK UNITS

Section 3.1	Timing and Manner of Settlement of Restricted Stock Units

(a) Unless and until the Restricted Stock Units become vested and nonforfeitable in accordance with Section 2.2 or 2.3 of this Agreement, the Participant will have no right to Settlement of any such Restricted Stock Units.  Vested and non-forfeitable Restricted Stock Units shall be Settled by the Company (i) with respect to Restricted Stock Units that become vested and non-forfeitable in accordance with Sections 2.2,  2.3(a) or 2.3(b) of this Agreement, reasonably promptly after the date of any such vesting (and in all events not later than two and one-half (2-1/2) months after such vesting date) or (ii) with respect to Restricted Stock Units that become vested and non-forfeitable in accordance with Section 2.3(c) of this Agreement, a date specified by the Company that shall be within two and one-half (2-1/2) months after the date on which the Restricted Stock Units otherwise would have vested pursuant to Sections 2.2(a),  2.3(a) or 2.3(b) if the Participant’s Termination of Employment had not occurred (the date on which the Shares are Settled pursuant to clause (i) or (ii) above, the “Settlement Date”).

(b) Such Settlement shall be accomplished by delivering to the Participant (or his beneficiary in the event of death) either (i) a certificate evidencing a number of Shares equal to the number of Restricted Stock Units that become vested and non-forfeitable upon that Settlement Date or (ii) an electronic issuance evidencing such Shares.  To the extent that the Participant is then subject to Stock Ownership Guidelines and that such Shares are subject to transfer restrictions pursuant to such Stock Ownership Guidelines then such Shares (i) may be issued with a legend indicating that “THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY IS SUBJECT TO TRANSFERABILITY RESTRICTIONS CONTAINED IN THE SBA COMMUNICATIONS CORPORATION STOCK OWNERSHIP GUIDELINES” or (ii) if delivered electronically, the Company may make such provisions as it deems necessary to ensure that each Share is subject to the same terms and conditions as shares that are represented by a physical stock certificate.  Neither the Participant nor any of the Participant’s successors, heirs, assigns or personal representatives shall have any further rights or interests in any Restricted Stock Units that are so paid.

Section 3.2	Tax Consequences

(a) Except as otherwise specified in Section 3.2(c), upon the occurrence of a vesting event specified in Sections 2.2 or 2.3 above, the Participant is responsible for all federal, state, local or foreign income and employment withholding taxes imposed by reason of the vesting of the Restricted Stock Units. With respect to any vesting event specified in Sections 2.2 or 2.3 above, the Participant may elect to pay the amount of withholding due by either:

(1) on or prior to the vesting date of the Restricted Stock Units, delivering, by cash or a check, funds equal to the amount of withholding due;

(2) to the extent permissible under Section 409A of the Code, instructing the Company to withhold a number of shares of Class A Common Stock deliverable upon the Settlement Date, which have a Fair Market Value on the date of vesting equal to the amount of withholding due (a “net-settlement” arrangement);

(3) instructing the Company to execute a broker-assisted sale and remittance program, or “cashless” exercise/sale procedure, acceptable to the Committee where the amount of withholding due is remitted to the Company; or

(4) on or prior to the vesting date of the Restricted Stock Units, delivering other shares of Class A Common Stock which have a Fair Market Value on the date of vesting equal to the amount of withholding due;

subject, in each case, to any limitations imposed by the Company’s insider trading policy and the U.S. federal securities laws. With respect to any vesting pursuant to Section 2.3(a), all withholding shall automatically be made by the net-settlement arrangement set forth in clause (2) above.

(b) Unless the Participant makes a tax withholding election (i) in the case of a vesting pursuant to Section 2.2(a), prior to the fifth (5th) business day preceding the vesting date, (ii) in the case of a vesting pursuant to Sections 2.2(b),  2.3(b) or 2.3(c), prior to the tenth (10th) day after Company has notified Participant that the Restricted Stock Units shall vest pursuant to Sections 2.2(b),  2.3(b) or 2.3(c) (including the date of such vesting), or (iii) in the case of a vesting pursuant to Section 2.3(a), prior to earlier of (A) the fifth (5th) business day preceding the vesting date or (B) the tenth (10th) day after the Company has notified Participant that the Restricted Stock Units shall vest pursuant to Section 2.3(a), the Company will automatically satisfy the tax withholding obligation through a “net-settlement” arrangement as set forth in option (2) above.  Additionally, if the Participant does not deliver the cash, check or shares set forth in Sections 3.2(a)(1) or (a)(4), or such cash, check or shares are in an amount less than the full amount of the withholding due, the Company is authorized to deduct from any amounts payable to the Participant, either as salary, other compensation, proceeds from the sale, or otherwise, any taxes required to be withheld with respect to the Restricted Stock Units.  It is intended that the terms of this award of Restricted Stock Units will not result in the imposition of any tax liability pursuant to Section 409A of the Code, and this Agreement shall be construed, interpreted, operated, and administered consistent with that intent.

(c) Notwithstanding the foregoing, in the event that the Participant is or becomes Retirement Eligible on or after the Award Date set forth in the Notice of Award relating to this Agreement, any FICA and Medicare taxes required to be withheld with respect to the Restricted Stock Units upon vesting shall be promptly paid by the Participant at such times and in such amounts as the Company shall determine is required under Section 3121(v) of the Code and applicable Treasury Regulations (and the Company may, but shall not be required to, elect to apply the “rule of administrative convenience” set forth in Treasury Regulation Section 31.3121(v)(2)-1(e)(5) for that purpose).  The amount of the foregoing FICA and Medicare taxes shall be paid by the Participant to the Company either, in the Company’s sole discretion, (i) in cash within two business days after the date on which the Company notifies the Participant that such FICA and Medicare taxes are required to be withheld under Section 3121(v) of the Code and applicable Treasury Regulations, (ii) through the withholding of such funds from the Participant’s next payroll payment or (iii) such other method indicated by the Company in such notice.  If the Participant fails to pay such taxes when due, then  Section 2.3(c)(i) of this Agreement shall not apply upon the Participant’s Qualified Retirement.

Section 3.3	Consideration to the Company

In consideration of the awarding of the Restricted Stock Units by the Company, the Participant agrees (i) to render faithful and efficient services to the Company, with such duties and responsibilities as the Company shall from time to time prescribe, and (ii) to comply with all Company Agreements to which the Participant is subject from time to time.  Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in the employ of the Company, or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge the Participant at any time for any reason whatsoever, with or without Cause.

Section 3.4	Forfeiture of Rights

Notwithstanding anything in this Agreement to the contrary, if the Committee determines, in its sole discretion, that the Participant has violated any Company Agreement to which the Participant is subject, the Committee may, in its sole discretion, terminate any or all rights to payments or benefits to which the Participant is entitled under this Agreement and the Plan.  To the extent that the Restricted Stock Units are terminated, then any portion of the Restricted Stock Units that are not vested on such date shall be cancelled.

Section 3.5	Adjustments in Restricted Stock Units

Notwithstanding any other provision of this Agreement, the Committee may make adjustments with respect to the Restricted Stock Units in accordance with the provisions of Section 16 of the Plan.

Section 3.6	Conditions to Issuance of Class A Common Stock

The shares of Class A Common Stock deliverable upon the Settlement of the Restricted Stock Units, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company.  Such shares of Class A Common Stock shall be fully paid and nonassessable.  The Company shall not be required to issue or deliver any shares of stock upon the vesting of the Restricted Stock Units or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares of Class A Common Stock to listing on all stock exchanges on which such class of stock is then listed;

(b) The completion of any registration or other qualification of such shares of Class A Common Stock under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and
(d) The lapse of such reasonable period of time following the vesting of the Restricted Stock Units as the Committee may from time to time establish for reasons of administrative convenience.
Section 3.7	Rights as Shareholder

The Participant shall have no right to vote or receive dividends or any other rights as a shareholder of the Company with respect to the Restricted Stock Units or the shares of Class A Common Stock underlying the Restricted Stock Units unless and until the Restricted Stock Units become vested and non-forfeitable and such Shares are delivered to the Participant in accordance with Section 3.1 of this Agreement.

Section 3.8	Nature of Award.

In accepting the Restricted Stock Units, the Participant acknowledges that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;

(b) the award of the Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future award of Restricted Stock Units, or benefits in lieu of Restricted Stock Units even if Restricted Stock Units have been awarded repeatedly in the past;

(c) all decisions with respect to future awards of Restricted Stock Units, if any, will be at the sole discretion of the Company;
(d) the Participant’s participation in the Plan is voluntary;

(e) the Restricted Stock Units and the Class A Common Stock subject to the Restricted Stock Units are outside the Participant’s employment contract, if any, and are not part of, or intended to replace, normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, or end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company;

(f) the future value of the underlying Class A Common Stock is unknown and cannot be predicted with certainty; further, if the Participant receives Class A Common Stock from 12 the vesting of the Restricted Stock Units, the value of the Class A Common Stock acquired upon exercise may increase or decrease in value, even below the exercise price;

(g) neither the Company, nor any of its Affiliates, is responsible for any foreign exchange fluctuation between local currency and the United States Dollar that may affect the value of the Restricted Stock Units; and

(h) the Participant has received and read the 10(a) Prospectus under the Plan pursuant to which the Restricted Stock Units are being offered, which Prospectus has been uploaded to the System.
Section 3.9	Compliance with Section 409A.

(a) General.  It is the intention of the Company that the benefits and rights to which the Participant could be entitled pursuant to this Agreement comply with Section 409A of the Code and the Treasury Regulations and other guidance promulgated or issued thereunder (“Section 409A”), to the extent that the requirements of Section 409A are applicable thereto, and the provisions of this Agreement shall be construed in a manner consistent with that intention.  If the Company believes, at any time, that any such benefit or right that is subject to Section 409A does not so comply, the Company may, without the Participant’s consent, amend the terms of such benefits and rights such that they comply with Section 409A.

(b) Distributions on Account of Separation from Service.  If and to the extent required to comply with Section 409A, no payment or benefit required to be paid under this Agreement on account of the Termination of Employment of the Participant shall be made unless and until the Participant incurs a “separation from service” within the meaning of Section 409A, and applicable Treasury Regulations.

(c) 6 Month Delay for Specified Employees.

(i) If the Participant is a “specified employee”, then no payment or benefit that is payable on account of the Participant’s “separation from service”, as that term is defined for purposes of Section 409A, shall be made before the date that is six months after the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death) if and to the extent that such payment or benefit constitutes deferred compensation (or may be nonqualified deferred compensation) under Section 409A and such deferral is required to comply with the requirements of Section 409A.  Any payment or benefit delayed by reason of the prior sentence shall be paid out or provided in a single lump sum at the end of such required delay period in order to catch up to the original payment schedule.

(ii) For purposes of this provision, the Participant shall be considered to be a “specified employee” if, at the time of his or her separation from service, the Participant is a “key employee”, within the meaning of Section 416(i) of the Code, of the Company (or any person or entity with whom the Company would be considered a single employer under Section 414(b) or Section 414(c) of the Code) any stock in which is publicly traded on an established securities market or otherwise.

(d) No Acceleration of Payments.  Neither the Company nor the Participant, individually or in combination, may accelerate any payment or benefit that is subject to Section 409A, except in compliance with Section 409A and the provisions of this Agreement, and no amount that is subject to Section 409A shall be paid prior to the earliest date on which it may be paid without violating Section 409A.

(e) Treatment of Each Installment as a Separate Payment.  For purposes of applying the provisions of Section 409A to this Agreement, each separately identified amount to which the Participant is entitled under this Agreement shall be treated as a separate payment.  In addition, to the extent permissible under Section 409A, any series of installment payments under this Agreement shall be treated as a right to a series of separate payments.

(f) No Guaranty of 409A Compliance.  Notwithstanding the foregoing, the Company does not make any representation to the Participant that the payments or benefits provided under this Agreement are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any beneficiary of the Participant for any tax, additional tax, interest or penalties that the Participant or any beneficiary of the Participant may incur in the event that any provision of this Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.

Article IV. OTHER PROVISIONS
Section 4.1	Administration

The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.  All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Participant, the Company and all other interested persons.  No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Restricted Stock Unit.  In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement except with respect to matters which, under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

Section 4.2	Limitations on Transferability

The Restricted Stock Units shall not be assignable or transferable by the Participant, other than (i) by will or the laws of descent and distribution, (ii) to family members or entities (including trusts) established for the benefit of the Participant or the Participant’s family members; or (iii) to any other person to the extent permitted by applicable securities law; provided, however, that upon maturity of any Restricted Stock Unit transferred for value, the Company may not issue shares of Class A Common Stock under any Registration Statement on Form S-8 and the holder of such Restricted Stock Unit will only be entitled to receive shares of restricted stock that have not been registered under the Securities Act. Any Restricted Stock Units assigned or transferred pursuant to this Section 4.2 shall continue to be subject to the same terms and conditions as were applicable to the Restricted Stock Units immediately before the transfer.  Notwithstanding the foregoing, in no event shall any rights pursuant to this Agreement be assignable or transferable by the Participant if and to the extent the Committee determines that the Restricted Stock Units are subject to Section 409A and that such assignment or transfer would result in a violation of Section 409A.

Section 4.3	Shares to Be Reserved

The Company shall at all times prior to the Settlement Date of the Restricted Stock Units reserve and keep available such number of shares of Class A Common Stock as will be sufficient to satisfy the requirements of this Agreement.

Section 4.4	Notices

Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the officer designated as the Administrator from time to time, and any notice to be given to the Participant shall be communicated to him (i) via electronic notification on the System, (ii) by e-mail to the Participant at the Participant’s e-mail address on file with the Company, or (iii) by mail to the Participant at the Participant’s mailing address on file with the Company.  By a notice given pursuant to this Section 4.4, either party may hereafter designate a different address for notices to be given to him.  Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 4.4.  Any notice delivered by mail shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 4.5	Data Privacy Consent

As a condition of the award of the Restricted Stock Units, the Participant consents to the collection, use and transfer of personal data as described in this paragraph. The Participant understands that the Company holds certain personal information about the Participant, including his or her name, home address and telephone number, date of birth, social security number, salary, nationality, job title, any ownership interests or directorships held in the Company or its Subsidiaries and details of all awards (“Data”). The Participant further understands that the Company and its Subsidiaries will transfer Data among themselves as necessary for the purposes of implementation, administration and management of the Participant’s participation in the Plan, and that the Company and any of its Subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. The Participant authorizes the Company and its Subsidiaries to receive, possess, use, retain and transfer such Data as may be required for the administration of the Plan or the subsequent holding of shares of Class A Common Stock on the Participant’s behalf, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer to a broker or other third party with whom the Participant may elect to deposit any shares of Class A Common Stock acquired under the Plan. The Participant understands that the Participant may, at any time, view such Data or require any necessary amendments to it.

Section 4.6	Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 4.7	Governing Law; Venue

This Agreement shall be administered, interpreted and enforced under the internal laws of the State of Florida without regard to conflicts of laws thereof. Venue in any action arising out of or relating to this Agreement shall be in federal court in the Southern District of Florida, if federal jurisdiction exists. If federal jurisdiction does not exist, venue shall be in state court in Palm Beach County, Florida.

Section 4.8	Conformity to Securities Laws

The Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including, without limitation, the applicable exemptive conditions of Rule 16b-3.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Restricted Stock Units are awarded and may be Settled, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 4.9	Amendments

This Agreement and the Plan may be amended without the consent of the Participant provided that such amendment would not affect in any materially adverse manner any rights of the Participant under this Agreement.  No amendment of this Agreement shall, without the consent of the Participant, affect in any materially adverse manner any rights of the Participant under this Agreement.

IN WITNESS WHEREOF,  the clicking of the “Accept Award” button on the Award Acceptance Page shall act as the Participant’s electronic signature to this Agreement and shall result in a contract between the Participant and the Company as of the date on which the Participant completes such action.  The Participant agrees and acknowledges that the Participant’s electronic signature indicates the Participant’s mutual understanding with the Company to the terms of this Agreement.